RIGHTS AGREEMENT

This Rights Agreement (this "**Agreement**") is dated as of November 7, 2018 (the "**Agreement Date**") and is entered into by and among GenCanna Global, Inc. ("**Company**"), MariMed, Inc. ("**Purchaser**") and each of Matty Mangone, Steve Bevan, Richard Drennen, and Chris Stubbs (each a "**Key Holder**" and collectively, the "**Key Holders**").

Whereas, the Purchaser has agreed to purchase certain secured convertible debentures from the Company pursuant to the Subscription Agreement entered into by and between the Company and the Purchaser and dated as of the date hereof ("**Subscription Agreement**") and in exchange therefore, the Company and the Key Holders have agreed to grant the Purchaser certain rights, as set forth herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Subscription Agreement.

Now, therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. COVENANTS OF THE COMPANY.

1.1 Information Rights.

1.1.1 Basic Financial Information. The Company shall furnish to the Purchaser promptly when available (1) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited income statement, and an audited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. Beginning in 2019, the Company's financial statements shall be reviewed by the Company's outside auditors.

1.1.2 Inspection Rights. The Company shall permit the Purchaser to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser provided that such inspection does not interfere in the operations of the Company. Purchaser shall only be permitted to conduct one annual inspection upon ten (10) days prior written notice to Company. Purchaser may conduct such additional inspections but only upon the demonstration of good cause to the Company, which good cause shall mean that Purchaser has a reasonable basis to believe that Company assets are being wasted or there is a reasonable suspicion of fraud.

1.2 [intentionally deleted]

1.3 [intentionally deleted]

1.4 [intentionally deleted].

1.5 Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Convertible Debentures, a sufficient number of shares of the Company's Common Stock.

2. [intentionally deleted]

3. PARTICIPATION RIGHT AND OTHER TERMS APPLICABLE TO PURCHASER.

3.1 **General**. Purchaser has the right of first refusal to purchase the Purchaser's Pro Rata Share of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement. The Purchaser's "**Pro Rata Share**" means the number of Common Shares held by the Purchaser in relation to all outstanding Company Shares.

3.2 **New Securities**. "**New Securities**" means any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include: (a) shares of Common Stock issued or issuable upon conversion of any currently outstanding shares of Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants, or rights to purchase any securities of the Company outstanding as of the Agreement Date and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued after the Agreement Date to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board and (e) shares of Common Stock issued or issuable by the Company to the public in connection with a Public Offering Transaction.

3.3 **Procedures**. If the Company proposes to undertake an issuance of New Securities, it shall give notice to Purchaser of its intention to issue New Securities (the "**Notice**"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. Purchaser will have ten (10) business days from the date of notice, to agree in writing to purchase Purchaser's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed Purchaser's Pro Rata Share).

3.4 **Failure to Exercise**. If Purchaser fails to exercise in full the right of first refusal within the 10-day period, then the Company will have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Purchaser's right of first refusal hereunder was not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Purchaser. If the Company has not issued and sold the New Securities within the 60-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Purchaser pursuant to this Section 3.

3.5 **Shareholders Agreement.** Notwithstanding any other provision contained herein or in other agreement to which Purchaser is a party in respect of the Company to the contrary, Purchaser agrees to be bound by the terms and conditions of that certain Shareholders' Agreement of the Company, dated January 1, 2015, and attached hereto as Exhibit A (the "**Shareholders Agreement**"), as of the date of this Agreement both as to the Convertible Debentures on an as converted basis as if a shareholder and as to any Common Stock upon conversion of such Convertible Debentures.

4. **ELECTION OF BOARD OF DIRECTORS.**

4.1 **Voting; Board Composition**. Subject to the rights of the stockholders to remove a director for cause in accordance with applicable law, during the term of this Agreement, Key Holders shall vote (or consent pursuant to an action by written consent of the stockholders) such number of shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by the Key Holder (the "**Voting Shares**"), or to cause a sufficient number of the Voting Shares to be voted, in such manner as may be necessary to elect (and maintain in office) as the members of the Board:

(a) One member designated by Purchaser ("**Purchaser Designee**").

Subject to the rights of the stockholders of the Company to remove a director for cause in accordance with applicable law, during the term of this Agreement, a Key Holder shall not take any action to remove an incumbent Purchaser Designee or to designate a new Purchaser Designee unless such removal or designation of a Board Designee is approved in a writing signed by Purchaser or for cause, as determined by the Board. Each Key Holder hereby appoints, and shall appoint, the then-current Chief Executive Officer of the Company, as the Key Holder's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote a sufficient number of shares of the Company's capital stock held by the Key Holder as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Key Holder if, and only if, the Key Holder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, such Key Holder's Voting Shares or execute such other instruments in accordance with the provisions of this Agreement within five days of the Company's or any other party's written request for the Key Holder's written consent or signature. The proxy and power granted by each Key Holder pursuant to this Section are coupled with an interest and are given to secure the performance of the Stockholder's duties under this Agreement. Each such proxy and power will be irrevocable for the term of this Agreement. The proxy and power, so long as any Key Holder is an individual, will survive the death, incompetency and disability of such Key Holder and, so long as any Key Holder is an entity, will survive the merger or reorganization of the Key Holder or any other entity holding Voting Shares.

5. **GENERAL PROVISIONS.**

5.1 **Successors and Assigns**. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No Key Holder may transfer Shares unless each transferee agrees to be bound by the terms of this Agreement.

5.2 **Governing Law**. This Agreement is governed by the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law.

5.3 **Counterparts; Facsimile or Electronic Signature**. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.4 **Titles and Subtitles**. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 __Notices__. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth in the Subscription Agreement, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 5.5.

5.6 __Attorneys' Fees__. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled.

5.7 __Amendments and Waivers__. Any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Purchaser and each Key Holder's holding a majority of the then-outstanding shares of the Company's Common Stock unless such amendment affects a Key Holder's rights as a stockholder then each such Key Holder must consent. Any amendment or waiver effected in accordance with this Section 5.7 will be binding upon the Purchaser and the Key Holders, and each transferee of the shares of the Company's capital stock from a Key Holder, and the Company.

5.8 __Severability__. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.

5.9 __Termination__. Unless terminated earlier pursuant to the terms of this Agreement, the rights and obligations contained herein shall terminate upon the earlier of a Liquidity Event or the Maturity Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

Name: ______________________

By: Steve Bevan

Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

KEY HOLDER:

Name: Matty Mangone

____

KEY HOLDER:

Name: Steve Bevan

____

KEY HOLDER:

Name: Richard Drennen

____

KEY HOLDER:

Name: Chris Stubbs

____

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

KEY HOLDER:

Name: Matty Mangone

____

KEY HOLDER:

Name: Steve Bevan

____

KEY HOLDER:

Name: Richard Drennen

____

KEY HOLDER:

Name: Chris Stubbs

____

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PURCHASER

Name: Marimed Inc.

By: [signature]
Jon R. Levine, CFO